The Money Store Asset Backed Certificates	Record Date: 02/28/03
Series 1998-I	Determination Date: 03/12/03
Statement To Certificateholder	Distribution Date: 03/17/03
A

			Original	Beginning
		Certificate	Certificate	Certificate
Class	Cusip	Rate	Balance	Balance	Interest

AH	60934YAP5	1.61000%	155,250,000.00	0.00	0.00
Factors per Thousand					0.00000000
MH-1	60934YAV2	1.89000%	16,750,000.00	16,750,000.00	23,743.13
Factors per Thousand					1.41750030
MH-2	60934YAW0	2.09000%	15,250,000.00	15,250,000.00	23,904.38
Factors per Thousand					1.56750033
BH	60934YAX8	3.19000%	12,750,000.00	8,930,590.84	21,366.44
Factors per Thousand					1.67579922
Pool			200,000,000.00	40,930,590.84	69,013.95
Totals					1.68612152
X	n/a	0.00000%	0.00	0.00	212,125.75
Totals			200,000,000.00	40,930,590.84	281,139.70

[Additional columns below]

[Continued from above table, first column(s) repeated]

		Current		Ending
		Realized	Total	Certificate
Class	Principal	Loss	Distribution	Balance

AH	0.00	0.00	0.00	0.00
Factors per Thousand	0.00000000		0.00000000	0.00000000
MH-1	0.00	0.00	23,743.13	16,750,000.00
Factors per Thousand	0.00000000		1.41750030	1000.00000000
MH-2	0.00	0.00	23,904.38	15,250,000.00
Factors per Thousand	0.00000000		1.56750033	1,000.00000000
BH	1,370,010.73	0.00	1,391,377.17	7,560,580.11
Factors per Thousand	107.45182196		109.12762118	592.98667529
Pool	1,370,010.73	0.00	1,439,024.68	39,560,580.11
Totals	33.47156007		35.15768159	197.80290055
X	0.00	0.00	212,125.75	0.00
Totals	1,370,010.73	0.00	1,651,150.43	39,560,580.11

Wells Fargo Bank Minnesota, N. A
Securities Administration Services	Customer Service — CTSLink
7485 New Horizon Way	Telephone: 301-815-6600
Frederick, MD 21703	Fax: 301-846-8152

The Money Store Asset Backed Certificates	Record Date: 02/28/03
Series 1998-I	Determination Date: 03/12/03
Statement To Certificateholder	Distribution Date: 03/17/03
A

Certificate Information

	Interest	Carry Forward	Applied Realized	Realized	Unpaid Realized
	Requirement	Amount	Loss Amount	Loss Amount	Loss Amount
AH	0.00	0.00	0.00	0.00	0.00
MH-1	23,743.13	0.00	0.00	0.00	0.00
MH-2	23,904.38	0.00	0.00	0.00	0.00
BH	21,366.44	0.00	0.00	0.00	0.00

Wells Fargo Bank Minnesota, N. A
Securities Administration Services	Customer Service — CTSLink
7485 New Horizon Way	Telephone: 301-815-6600
Frederick, MD 21703	Fax: 301-846-8152

The Money Store Asset Backed Certificates	Record Date: 02/28/03
Series 1998-I	Determination Date: 03/12/03
Statement To Certificateholder	Distribution Date: 03/17/03
A

Schedule of Remittance

Aggregate Amount Received	1,696,235.13
(Contingency Fee)	(8,269.66)
(Escrow)	(15,333.74)
(Late Charges)	(22,747.95)
(Servicer Fee)	(8,269.66)
(Unreimbursed Monthly Advance)	0.00
Monthly Advance	12,670.51

(41,950.50)
Available Remittance Amount	1,654,284.63

Fees

Contingency Fee	8,269.66
Expense Account	682.18
FHA Premium Account	2,452.03
Servicer Fee	8,269.66
Trust Administrator Fee	494.58
FHA Custodian Fee	17.05
Reimbursable to the Servicer — FHA Account	0.00

Prior Three Months Weighted Average Mortgage Interest Rates

11/02	12/02	1/03

12.918%	12.924%	12.925%

EXHIBIT L

Outstanding Balance	39,560,580.11
# Accounts	2,344

Delinquent Infor.	# Loans	Amount	Percentage

Delinquent 1-29 Days	439	8,399,013.31	21.23%
Delinquent 30-59 Days	86	1,709,956.66	4.32%
Delinquent 60-89 Days	42	725,633.44	1.83%
Delinquent 90 and over	46	974,548.09	2.46%
Loans in Foreclosure	42	859,497.31	2.17%
REO Property	8	145,940.58	0.37%

Totals	663	12,814,589.39	32.39%

Wells Fargo Bank Minnesota, N. A
Securities Administration Services	Customer Service — CTSLink
7485 New Horizon Way	Telephone: 301-815-6600
Frederick, MD 21703	Fax: 301-846-8152

The Money Store Asset Backed Certificates	Record Date: 02/28/03
Series 1998-I	Determination Date: 03/12/03
Statement To Certificateholder	Distribution Date: 03/17/03
A

Collateral Information

Accelerated Principal Distribution	354,378.91
Adjusted Mortgage Interest Rate	12.341%
Aggregate Beginning Principal Balance of Loans	40,930,590.84
Aggregate Ending Principal Balance of Loans	39,560,580.11
Available Maximum Subordination Amount	10,365,776.00
Class X Remittance Amount Payable Pursuant to section 6.08(d)(z)	212,125.75
Compensating Interest	82.78
Curtailments	1,421.59
Excess and Monthly Payments	137,050.23
FHA Payments and Related Payments Received	0.00
FHA Claims Filed During the Due Period	0.00
FHA Claims Paid during the Due Period	0.00
FHA Claims Denied by FHA During the Period	0.00
FHA Claims Pending by FHA during the Period	24,496.36
FHA Cumulative Claims Paid	2,114,693.99
Interest Received	427,943.84
Libor	1.34000%
Monthly Excess Spread Percentage	100.000%
Net Funds Cap	12.413%
Supplemental Account Interest Payment For:
Class AH	0.00
Class MH-1	0.00
Class MH-2	0.00
Class BH	0.00

     Payments And Reimbursements to the Servicers Pursuant to:

SECTION 5.04 (b)		0.00
SECTION 5.04 (c)		0.00
SECTION 5.04 (d)(ii)		0.00
SECTION 5.04 (e)		0.00
SECTION 5.04 (f)(i)		16,539.32
Principal Prepayments (Number / Amount)	59	1,078,932.46
Realized Losses (Current / Cumulative)	152,606.45	32,388,834.69
Reserve Amount		0.00
Specified Subordinated Amount		10,300,000.00
Subordinated Amount		0.00
WAC		12.933%
WAM		181.93
Class Adjusted Mortgage Loan Remittance Rate		2.236%

Wells Fargo Bank Minnesota, N. A
Securities Administration Services	Customer Service — CTSLink
7485 New Horizon Way	Telephone: 301-815-6600
Frederick, MD 21703	Fax: 301-846-8152